Exhibit 99.1

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# EDITED TRANSCRIPT

RTN - Raytheon Co at Morgan Stanley Laguna Conference

EVENT DATE/TIME: SEPTEMBER 12, 2019 / 2:35PM GMT

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C O R P O R A T E  P A R T I C I P A N T S

Anthony F. O’Brien Raytheon Company - VP & CFO

Thomas A. Kennedy Raytheon Company - Chairman & CEO

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Rajeev Lalwani Morgan Stanley, Research Division - Executive Director

P R E S E N T A T I O N

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Okay. Well, let’s go ahead and get started. Good morning, everyone. I’m Rajeev Lalwani, Morgan Stanley’s A&D analyst. I’m excited to have the Raytheon management team with us. Closest to me, Tom Kennedy, the Chairman and CEO; and then Toby O’Brien, the CFO. Before we get started, I think Toby is going to come up here and make some remarks on disclosures.

Anthony F. O’Brien - Raytheon Company - VP & CFO

Thanks, Rajeev. And just real quick. So during the discussions today, both Tom and I may make forward-looking statements such as comments on future plans, objectives, expected performance and the proposed merger with UTC. These are subject to risks and uncertainties that could cause our actual actions or results to differ greatly. You should consult our SEC filings for a description of those risks and uncertainties including with respect to the proposed merger and related matters and the definitive merger proxy statement we filed on September 10, 2019.

Q U E S T I O N S  A N D  A N S W E R S

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Thanks, Toby. Well, let’s go ahead and get started. One thing I wanted to start on with, Tom, was just the U.S. defense budget. There’s been a lot going on during the last couple of months. So I guess first, how are you feeling about the budget? And it seems like we are looking at a bit of a trail off with growth... in terms of U.S. budget, it seems like we’re trailing off a bit. So just your thoughts there, Tom?

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Yes. Let me first start off with an overview here first. And number one, thank you for having us here today, I appreciate it, at the Morgan Stanley’s 7th Annual Conference at a tremendous location, it’s one of my favorite locations, Laguna Niguel. And I didn’t go surfing this morning, but neither did you.

So in any case, bottom line is the company has been doing exceptionally well. It continues to perform, outperform the market and we see — we don’t see anything stopping that moving forward. Hopefully, many of you were able to dial in on our earnings call. To me, a very strong quarter. The second quarter, we had some major, call it, new bookings that came in at year out of the country of Qatar, which was a greenfield country for us back in 2014 and we continue to build our presence in that country over the years and across the entire Middle East.

The — one of the big elements of that second quarter and strong second quarter was the fact that at the end, we did raise our guidance across almost all of our metrics. So again, a very powerful quarter, a very powerful year and we see significant, strong outlook in the future.

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I’d also like to talk a little bit about the merger. We’re going to have a bunch of questions on that, so I’m not going to get into details of it. But I would like to let you know that we’re still very excited about it. Right now, our teams are doing integration planning across the board. I can tell you that’s going very, very smoothly and we are still on track for the first half closure of that merger in 2020.

And finally, I’m very, very pleased to make the announcement that Greg Hayes and I have selected Toby O’Brien as the CFO for the Raytheon Technologies Company moving forward. Can we give him a round of applause? And now I’m going to switch gears and answer your question, okay?

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Sure.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

So let me talk about the defense budget. One thing I want to put in perspective, because I look at this budget, I peel this budget apart, I do ratios, I try to look at all the elements and how that impacts our business moving forward. And one thing I did as I was looking at the modernization budget — because that’s really our addressable budget part of the defense budget, and I went back to fiscal year ’17 and then compared it to what the budget looks like — or the top line budget number for the modernization budget for 2020. Still got to get approved. Appropriators are working it really hard, but that top line number is kind of fixed. And if you compare fiscal year ’17 to fiscal year ’20 budget, it’s a 25% increase over that period of time. Net total budget number.

And then if you peel the onion 1 level below and go inside that modernization budget and look at what the big part of the budget is for us, there’s procurement in there, there’s also something called RDT&E, research, development, test and evaluation. And that budget in fiscal year ’18, that grew 21% over fiscal year ’17. And in ’19, it grew another 7%. And then the top line budget, which still has to be approved, it’s at 9%.

So 2 things are going on here. One is that we had a major step function in the defense budget here over the last several years. So we are at an all-time high. But what you also see going on underneath that is a significant increase in the development of new systems going on, significant amount of funding being put against that. So we are very — obviously, that’s very good for us. So we think that’s going to allow us to outgrow the market because way back in 2014, we started investing and putting into technologies to develop the differentiators in — and differentiators to allow us to essentially outperform the market and capturing those competitions. And we have. Our win rates are at 70% across the company on competitive pursuits. And so bottom line is what we’d started in 2014 is paying off now and the DoD budgets are catching up in that specific area where we made those investments going forward. So we are very, very obviously optimistic about that.

The other one I’ll just go back a little bit is this whole thing of suppression on the defense budget due to something called the Budget Control Act of 2011. The Budget Control Act of 2011 put caps on funding all the way out to 2021. It’s almost every year that the Congress had to come in and raise those caps. Well this is the last time they have to raise them because in this Budget Control Act of ’20 — for 2020, they’ve essentially — they’ve taken off the caps for 2020 and 2021, which is the last year of the Budget Control Act 2011’s cap time frame. So we are very optimistic also for 2021 as being a much, I would call it, easier year to go drive and ensure that the defense budget stays at the numbers it needs to stay to allow us to continue to over drive our growth in the industry

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Tom, you highlighted some nice numbers, ’17 to ’21. Obviously it’s a bit front end loaded as far as the budgets are concerned. How much of that has actually flowed through your numbers already? Said another way, what are your expectations for your growth going forward?

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Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Well, we have given guidance this year of over 7% growth for ’20 and 2019 and we see continued growth out beyond that. Let me just go back on a couple of things here. There’s something called a multiyear that the DoD does and to get a multiyear is like every 20 years it’s a big prize. This year, we are negotiating 2 major multiyear contracts. One on the SM-3 Block IB, the other one on another missile called the SM-6. These are — each of those are 5-year multiyears. And those 5-year multiyears, when you run them out, essentially lays out about 8 years’ worth of revenue generation on each one of those.

It’s a different world out there today. The government are doing two things. One is they’re re-upping on their ammunition and their missiles and reconstituting their war reserve modes. And at the same time, as I mentioned before, on this RDT&E, they’re also generating funding for the next generation franchising capabilities that they need. And this is all defined in something called the NDS, National Defense Strategy. If you go in there, it talks about these three buckets — I used to always call them buckets in our earnings calls. One is deterrence, the other one is the counterterrorism and the third bucket is this whole issue of a peer threat. So a lot of this RDT&E money is going into the generation of next-generation weapon systems to essentially fulfill this concern that we have about peer threats out there, both Russia and China, and being able to counter those threats.

And walking the halls of Congress, I will tell you that both parties in both the House and the Senate are behind this NDS. They’ve all agreed with this NDS, this National Defense Strategy, and they are all supporting the funding of that strategy. And that strategy will require us to ensure that we have the weapon systems that we need to fight today but also the weapon systems that we need to counter these peer threats to a certain degree today and tomorrow. So we are not seeing any kind of wind out there that’s saying, hey, defense budgets are too high. We need to start cutting them down. And but — so we feel very optimistic than before.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Toby, I’d love your thoughts as well in terms of what you think that growth could look like over — maybe in the next few years. Tom did a great job of sort of laying some of the broader pieces. But love to hear your thoughts as well.

Anthony F. O’Brien - Raytheon Company - VP & CFO

Yes, so we’ve talked about 2019, it’s our — we’re on track for our fifth year of accelerated growth. We did increase the total year guidance for revenue to 6.5% to 8.5%, as Tom alluded to in his comments. And we’ve been pretty consistent in saying that almost under any DoD budget scenario, we would expect the company to continue to grow for the next 3 to 4 years and we’re sticking with that.

I’ll remind you, I know we’re talking about DoD but we’re just under 1/3 international, right? And over this period of time where we’ve been growing, we’ve been seeing growth on both the international and the domestic side.

Taking where our backlog is, Tom’s comments about the multiyears and the budget, we’re going to see healthy growth in 2020, 6% to 8% in that range there. We expect 2020 overall to be a strong year financially for us and we’ll give some more details here in a little over one month on our October call.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Okay. So that’s pretty good number for 2020. What about margin?

Anthony F. O’Brien - Raytheon Company - VP & CFO

So margins, similar story to what we’ve been saying. We’ve been seeing that the headwinds from the development programs, the mix, right? In this year, we’ve had about 20 basis points of margin headwind and offset with about 40 basis points of productivity that went into our guidance assumption. And going forward, a combination of a change in mix, continued productivity, the effects of things like the multiyear in our international business, we would expect to be able to continue to incrementally expand margins in 2020 and beyond.

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Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Great. Tom, I wanted to come back to you. There’s a particular program that people keep asking you about. I think you saw this question coming in terms of LTAMDS. Where are we? How are you feeling about it? I believe, from talking to Kelsey, a decision could come as early as the end of this month. So I’d love some perspective there.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Yes. So let me back up and say what is this LTAMDS, outside of being a very interesting acronym. It’s the next generation radar for the Patriot system. And it’s a radar that the U.S. Army wants to develop to essentially allow the Patriot System to continue to live on for another 40 years. So it’s an important program to Raytheon. It’s an important program to the United States Army. It’s an important program to our country because this program allows us to counter these evolved threats that are now coming up, and a lot of them due to Russia, China. But also some new threats like counter UASs and whatnot. So this radar provides the ability to see these threats in much longer ranges, allowing our forces to interdict the effects from these forces and therefore keep themselves safe and the area they’re protecting safe.

Just remember, radar starts with an R and Raytheon starts with an R. Radar capability is in the heart and the soul of the Raytheon Corporation. This is back in 1922 when the company switched from refrigeration into electronics. One of the major areas was going into radar technology. And Raytheon Corporation was a major player in turning around World War II by helping the U.K. relative to their radar. So it has a long — bottom line, a long history in radars.

But not just a history, also an investment profile in radars. So we actually developed the very elementary part of a radar. The elementary part, it’s called the GaN chip, gallium nitride technology.

So why is that important and why did we go vertical on that? Well we went vertical on that because it allows us to do things with that GaN chip that are not done on the commercial production lines to significantly enhance that device to a point where it gives us a differentiator and a discriminator in the workplace — I mean, in the marketplace. And you see that in the wins that we’ve had. Way back in the AMDR radar, that was taken away the AEGIS radar and now we are the AEGIS radar moving forward for all the DDG 51s. Also working back fit for that, winning another radar from the Navy called the Enterprise Air Surveillance Radar using that technology. Another radar for the Air Force called the 3-Dimensional Expeditionary Long-Range Radar. All — one of the main discriminators was this GaN technology. We’ve actually taken the GaN technology to the next step. And on that next step, we’re taking that into this LTAMDS radar. We were there, it had something called the a sense-off. On airplanes, they have fly-offs. Back in the summer, they had something called a sense-off. We had that technology there. We’ve demonstrated that advanced technology. And if you saw our competitors, the competitors did not bring their advanced stuff to the game. They just took what they had. So we feel very positive that we did a very good job on the sense-off. We think we have a very value proposal that we provided to the United States Army both in the performance of the system but also in terms of the affordability of the system. And we are anxiously awaiting the outcome of that competition but we’re all in. And I think I don’t know if I can say any more. Is that good enough?

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Yes. Yes, that was a good. But I won’t let you off that easy. What happens if you don’t win?

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

If we don’t win, well...

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Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

By the way, the other thing I forgot, so R goes with Raytheon, radar and Rajeev.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Very good.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Nice combo. But sorry, please.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Number one, just the layout of these programs will take 5 years for development. And then starting into probably the sixth or seventh year, you’ll transition into some type of a production moving forward. Relative to us, I mean it’s an important program strategically moving forward. But relative to revenue, relative to growth, we have many other irons in the fire really that we’re are pursuing and we’re doing very well on that. I mentioned all those radars that we won here — and this is all since 2014 and they’re franchises. And when we talk about a franchise, we don’t mean a book turning 2 years. We’re talking something that’s going to last for 4 years. And in our structure that we do is we don’t allow those franchises to essentially sunset. We continue to insert technology in them.

If you go back and look at us, we probably, in terms of our industry, have the most franchises of any company relative to our peers. And those franchises have the longest life because we have a formula inside the company on how we continue to upgrade those franchises over time to make them relevant. So the bottom line is this is strategically important to us but we’re doing all these other franchises on the side and we’ve won a bunch of other programs, missile programs.

We just — this year, the Naval Strike Missile replaces the Harpoon. The last Harpoon run was something called the Harpoon-2, it was 7,000 missiles at $1.25 million apiece. We’ve replaced that with a new system, NSM. We have a sister of NSM called JSM, and that system is going to go on the F-35. And it was a partnership with Kongsberg that was developed, so we didn’t have to put capital into that to go bring that franchise onboard. That can go on and on in the additional franchises we’re bringing onboard relative to the missile company. So strategically, it’s something that we don’t want to let happen. But I think the company is resilient because we have all these different franchises. We don’t rest on 1 program. I don’t have 1 program that’s 30% of my revenue, and I think that’s what makes us a great pick relative to a company to — horse to ride because of the fact of our resilience both in up and down markets but also in terms of the competitions and how we win. And it’s really based just on our business model and in how we operate.

Anthony F. O’Brien - Raytheon Company - VP & CFO

If I could just add one thing just to maybe fill in the time frame there. So to Tom’s point, 5 years development, start to get into production for the U.S., right? It implies, but it’s also the reality, the likelihood of selling the LTAMDS internationally is probably close to 10 years down the road. Back up to today, we have 16 countries that have Patriot, soon to be a 17th with Bahrain that have signed their LOA, and when they get under contract. So even if we were unsuccessful, right, we would continue to support the current base of Patriot radars, continue with that effort, right, continue with the logistics, the engineering services. So Patriot wouldn’t go out of our portfolio on top of the fact that in the near term, financially, it’s not a big contributor from the LTAMDS perspective when you win it, right? So I think it’s good to understand that total picture.

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Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Yes, for sure. And maybe a quick one and I wanted to go into a different topic, as far as any other programs that we should be looking out for where there’s a notable recompete?

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Well, I mean it’s a recompete on our competitors’ side. I think I mentioned all this — we don’t really have any — many on our side in our incumbency where we’re recompeting, big ones. But there’s a new missile that we’re competing on called the Precision Strike Missile. And that replaces a missile called the ATACMS. And so we and Lockheed are participating in that program and competing on it. We will be doing flight tests later this year and we are very, I would say, positive on that program and what we’ve been able to put together as a solution that meets and exceeds the customer’s requirements but also at a very affordable price. That’s a big one there.

Actually, there was an article out today relative to the Senate Appropriations Committee Chairman, Senator Shelby, increasing about over $1 billion of funding in hypersonics and then also some other areas like the Next Generation Overhead Persistent Infrared Program. It’s a satellite program but we play a major role in there on the sensor that goes on the satellite, the primary sensor. And so that’s a big — it’s a competition that’s going on in that area.

And then a little bit further out is the long-range strike weapon, LRSO, that’s to replace the air launch cruise missile that was not ours before. So we’re in a lot of competitions where we’re going after things that we were not the incumbent on. And that’s one of the reasons why we’re so positive that we believe we can outperform the market because we are taking market share away from our competitors. And not only has the budget gone up. But if you go look at our history here, especially since 2014, we’ve actually taken away workshare. So the combination of those two I think provides us a solid foundation moving forward. Because what we’re doing is now — and Toby mentioned it because we have a big campaign, and Toby and I are big margin players in op margin. And so what we’re trying to do is accelerate the drive of these development programs into production. So several programs that we won in ‘14 and ‘15 are now starting to get to that 4 or 5-year point where they’ve transitioned into low-rate initial production and moving forward. And we got to keep that cycle going because there’s a few new ones coming in and we want to increase our base on production programs because they have higher margin. And that’s why I mentioned earlier these two multiyears that we’re in final negotiations on, and getting those across the goal line because they’re big production program which then again allow us to achieve this margin expansion moving forward.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

You touched on hypersonics, obviously, the buzzword in the industry. But that being said, can you talk about how you’re performing versus your peers? I think the narrative out there is that you’re sort of not winning your fair share. Is that fair or unfair?

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

I think it’s unfair. And let me first step back, because you can’t look at hypersonics without looking at counter-hypersonics. There’s a whole new market. And this new market is the fact that things are going to be flying at Mach 5 or faster. And you have to — and it can either be the things that you have or the things that the threat can have. But in any case, that marketplace is providing those type of systems that can fly faster than Mach 5. And then under that market, then you’ve got to counter those things that fly faster than Mach 5.

It turns out the harder problem is countering those things that fly higher than Mach 5. And it’s actually a bigger market because not only do you have to have the effect that counters the weapon, but you also have to have the sensing capability and the command-and-control that can very quickly detect that target, that hypersonic target, track that hypersonic target and then hand it off in the right way to an effect that can be applied against it to take it out.

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So we’re in both of those markets. So let me start on the market on the hypersonics. So we are involved in the two key programs at DARPA and we’re prime on those programs. One is called the HAWC program, which is a hypersonic air breathing weapon concept. The other one a Tactical Boost Glide. And that’s kind of the breakout of these two areas.

We’re also involved in the Navy’s conventional prompt strike on their subcontract from Lockheed and then a recent contract came out to — from the U.S. Army to a company called Dynetics to do a glide body work and we’re under — working on that element of that program. So — and there are several classified air programs — because I can’t get into too much detail here but they’re all in the hypersonic area.

We’ve actually had to build a whole building in Tucson, Arizona just because of the hypersonic work. So we are actively involved in hypersonics. It’s a new area for us. It’s an expansion area and so we’re all in on that.

On the other side of it, I mentioned R stands for radar and also Raytheon, we are developing next generation sensors to be able to track these hypersonic weapons and so we’re getting significant amount of funding for that technology. Because of these hypersonics and the speed of these hypersonic weapons, the U.S. government has an issue relative to being able to detect — they can detect them, but being able to track them. So there’s work that’s going on to develop a potentially low earth orbit constellation of satellites or how we engage in the sensor technology for that.

And then in terms of the effects, we have the effects to go counter these hypersonic missiles including missile-on-missile. We do the hit-to-kill stuff, we know how to do that. So we’re actively involved in that. And we’re also involved in other effects like High-Energy Lasers, HEL, and then also high-power microwaves. And if you want to know if we’ve been playing in high-power microwaves, just remember, high power microwaves is essentially your radar with a lot of power you put out over a very short time frame. So we are very heavily involved in that.

This whole area, when you combine the hypersonics and the counter-hypersonics is a new market for us. And obviously for the DoD, it’s emerging. It’s not mature yet. The department really hasn’t decided where they’re going to go. So they’re placing bets in many areas. We’re making sure that the tables those bets are being placed on are Raytheon tables and I think we’re doing better than the overall market and gaining access to that through the funds.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Great. Tom, I wanted to give you a little bit of a break and turn to Toby. In particular, I want to talk about some of the numbers for RTX. We’ve seen some of the S-4 data and the 8-K that was filed in last week or so. Can you help maybe just reconcile what the cash flow generation potential is for that company you’ll be the CFO for? I mean the numbers that I hear and see are well north of $9 billion on a recurring free cash flow basis. But you guys came out with $8 billion. So help me think about what RTX actually does look like over the next several years.

Anthony F. O’Brien - Raytheon Company - VP & CFO

Yes, so I think you’re referring specifically to the year 2021 and this $8 billion versus roughly $9 billion. And there was a filing we did last week with a reconciliation to try to help and bridge that. But here’s how I think of it, right? So the $8 billion is what we came out with back in the June investor presentation when we announced the deal. That’s our external commitment that we put out there. The $9 billion and that billion difference, think of the $9 billion as an internal plan, okay? And it provides for $1 billion of cushion or contingency in the event that there were some calls on cash come 2021 for RTX. Think of if there’s a decision made to invest in a new aerospace program, right, that isn’t ongoing today like in NMA as an example. There could be some straggling or lagging cost from the UTC separations, right? We don’t believe there will be, but there could be some tax payments that drift into 2021. And there could be some restructuring or capital investments, right, obviously with the caveat that they would have the right return on them that aren’t contemplated today in either one of the company’s plans, right? Now absent those, right, and all else equal, I’d expect the number to be closer to $9 billion. But again, the $8 billion is what we put out there as our formal external commitment for 2021.

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Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Sure, that’s helpful. And then in terms of synergies, the folks over at UTX, when they did the Rockwell Collins deal, did a great job of just marching those numbers up over time and highlighting a great deal of confidence. Is that any different when it comes to RTX?

Anthony F. O’Brien - Raytheon Company - VP & CFO

No. I think what — so I think UTC has done a great job, to your point, in generating and improving and beating on those synergy targets. Here, I think the one difference is we’ve talked about this as largely a corporate level headquarter integration, not that there won’t be some things in the business units where we’ll see benefits. But we said a little over $1 billion of gross run rate savings post close by year 4. We’re sticking to that.

Based upon the work that we’ve done leading up to the merger and then subsequently in the integration planning that Tom referred to in his upfront comments, we continue to see the ability to save through the supply chain and areas of procurement, some facilities, IT, the headquarters and other G&A type of costs. So things are on track there. And obviously, we’ll be looking to do better. But I have high degree of confidence in the ability to achieve that and maybe even exceed a little bit.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Great. We’re starting to get tight on time but I still have a few more questions, and we’ll try to get through them quickly. On the pension side, something that I’ve been thinking about more for the defense players, we’ve seen rates come down quite a bit. What does it look like for the Raytheon side at least?

Anthony F. O’Brien - Raytheon Company - VP & CFO

Yes. So we’re seeing the pressure on the rates right on the downside from discount rate. On the positive side, the return has been really strong, well above our expected return. We will go through our normal process, wait closer to year-end where we’ll have even better information, right, and likely less variability on the rates, on the return, on our cash situation. We will evaluate whether a discretionary contribution makes sense. I will point out, we can do that per the merger agreement up to $0.5 billion. So that kind of sizes what the art of the possible may be for this year.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

And that’s on top of what’s been committed to already?

Anthony F. O’Brien - Raytheon Company - VP & CFO

What’s required and committed already, yes.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Got it. Okay. And in the last minute or so, missiles margins. I wanted to make sure I hit on that. 1Q weak, 2Q got better. How are we feeling over the next couple of quarters?

Anthony F. O’Brien - Raytheon Company - VP & CFO

Yes, so I want to be balanced in talking about missiles, right? So clearly, we were pleased with their performance in Q2, exceeded my personal expectations and the company’s.

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That said, there’s more work to do, right? They had some challenges coming out of last year, not to mention Q1. And you don’t turn that all around in 90 days, right, although things are on the right track. They’re still battling a few — battling through a couple of challenging programs and there are expectations for more net productivity in the back half of the year biased towards Q4. So on track through Q2 but more work to do. I think we will have a better sense towards the end of the year going into next year if they’re at a point where we can count on consistent demonstrated, predictable performance. But more work to do for sure.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

And the 2 multiyears should be a big help to them, giving them an opportunity to leverage...

Anthony F. O’Brien - Raytheon Company - VP & CFO

Going forward, yes.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

And then Tom, a last question for you and we’ll wrap up. How are you feeling about getting the merger closed and the progress here in the next couple of weeks and months?

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Well the proxy got delivered this Tuesday. We’re all set for a shareholder vote on October 11, and we think this is the right thing for our shareholders to drive continued value expansion and I think we’re very optimistic that we’ll proceed forward with this great merger of equals.

Rajeev Lalwani - Morgan Stanley, Research Division - Executive Director

Okay. Well, thank you, gentlemen, and best of luck.

Thomas A. Kennedy - Raytheon Company - Chairman & CEO

Thank you.

Anthony F. O’Brien - Raytheon Company - VP & CFO

Thank you.

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